EXHIBIT 99.1

SOUTH TEXAS RICH PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Years Ended December 31, 2022 and 2021
with Report of Independent Auditors

Report of Independent Auditors

To the Management of Chesapeake Energy Corporation

Opinion

We have audited the accompanying statements of revenues and direct operating expenses of the South Texas Rich Properties (the “South Texas Rich Properties”) of Chesapeake Energy Corporation (the “Company”), for the years ended December 31, 2022 and 2021, including the related notes (collectively referred to as the “statements of revenues and direct operating expenses”).

In our opinion, the accompanying statements of revenues and direct operating expenses present fairly, in all material respects, the revenues and direct operating expenses described in Note 1 of the South Texas Rich Properties for the years ended December 31, 2022 and 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Statements of Revenues and Direct Operating Expenses section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

The accompanying statements of revenues and direct operating expenses were prepared in connection with the Company’s divestiture of the South Texas Rich Properties and, as described in Note 1, were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statements of revenues and direct operating expenses are not intended to be a complete presentation of the financial position, results of operations or cash flows of the South Texas Rich Properties. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statements of Revenues and Direct Operating Expenses

Management is responsible for the preparation and fair presentation of the statements of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenues and direct operating expenses that are free from material misstatement, whether due to fraud or error.

In preparing the statements of revenues and direct operating expenses, management is responsible for the evaluation of whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the South Texas Rich Properties’ ability to continue as a going concern for one year after the date the statements of revenues and direct operating expenses are available to be issued.

Auditors’ Responsibilities for the Audit of the Statements of Revenues and Direct Operating Expenses

Our objectives are to obtain reasonable assurance about whether the statements of revenues and direct operating expenses as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statements of revenues and direct operating expenses.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the statements of revenues and direct operating expenses, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statements of revenues and direct operating expenses.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the South Texas Rich Properties' internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statements of revenues and direct operating expenses.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the South Texas Rich Properties’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
September 10, 2023

SOUTH TEXAS RICH PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Year Ended
$ in thousands	December 31, 2022	December 31, 2021
Revenues	$483,383	$347,489
Direct operating expenses	189,018	146,379
Excess of revenues over direct operating expenses	$294,365	$201,110

See accompanying Notes to the Statements of Revenues and Direct Operating Expenses

SOUTH TEXAS RICH PROPERTIES

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1.    Basis of Presentation

On August 11, 2023, Chesapeake Energy Corporation (“Chesapeake”), through its wholly owned subsidiaries Chesapeake Exploration, L.L.C., Chesapeake Operating, L.L.C., Chesapeake Energy Marketing, L.L.C. and Chesapeake Royalty, L.L.C., entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with SilverBow Resources Operating, LLC, a subsidiary of SilverBow Resources, Inc. (“Buyer”) to sell a portion of its Eagle Ford assets (the “Transaction”). Under the terms of the Purchase Agreement, Chesapeake has agreed to sell approximately 42,000 net acres and approximately 540 wells, along with related property, plant and equipment (collectively, the “South Texas Rich Properties” or “the Properties”).

Under the terms and conditions of the Purchase Agreement, which has an economic effective date of February 1, 2023, the aggregate consideration to be paid to Chesapeake in the Transaction will consist of $700,000,000, comprised of (i) cash in the amount of $650,000,000, due at the closing of the Transaction, subject to certain purchase price adjustments and (ii) cash in the amount of $50,000,000 due on the first anniversary of the closing of the Transaction. Subject to satisfaction of certain commodity price triggers, Chesapeake may also receive additional cash consideration in an amount up to $50,000,000 shortly following the first anniversary of closing of the Transaction. Pursuant to the Purchase Agreement, upon the execution of the Purchase Agreement, the Buyer deposited $50,000,000 into escrow, which will be credited toward the cash consideration payable at the closing of the Transaction.

The accompanying Statements of Revenues and Direct Operating Expenses represent the direct undivided interests in the revenues and direct operating expenses associated with the producing wells in the Properties. The Statements of Revenues and Direct Operating Expenses have been derived from the historical financial records of Chesapeake. For purposes of these statements, all properties identified in the purchase and sale agreement are included herein. During the periods presented, the Properties were not accounted for or operated as a separate entity, subsidiary, segment or division by Chesapeake. Accordingly, a complete set of financial statements required by the Securities and Exchange Commission’s Regulation S-X, including a balance sheet and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) is not available or practicable to prepare for the Properties. The accompanying Statements of Revenues and Direct Operating Expenses vary from a complete income statement in accordance with U.S. GAAP in that they do not reflect certain expenses incurred in connection with the ownership and operation of the Properties, including but not limited to depreciation, depletion and amortization, impairments, accretion of asset retirement obligations, general and administrative expenses, interest expense and federal and state income taxes. These costs were not separately allocated to the working interests of the Properties in Chesapeake’s accounting records. In addition, these Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the Properties on a go forward basis.

2.    Summary of Significant Accounting Policies

Revenue Recognition

Revenue from the sale of natural gas, oil and NGL is recognized upon the transfer of control of the products, which is typically when the products are delivered to customers. Revenue is recognized net of royalties due to third parties in an amount that reflects the consideration Chesapeake expects to receive in exchange for those products.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 days. There are no significant judgments that significantly affect the amount or timing of revenue from contracts with customers.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Properties. Direct operating expenses include lease operating expenses, production taxes and gathering, processing and transportation costs. Lease operating expenses include well repair expenses, saltwater disposal costs, facility maintenance expenses, and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to natural gas and oil production activities.

Use of Estimates

The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of Chesapeake. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses. Actual results could differ from those estimates. Revenues and direct operating expenses relate to the historical net revenue interest and net working interest, respectively, in the Properties.

3.    Subsequent Events

Chesapeake has evaluated subsequent events through September 10, 2023, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and has concluded that no events, except as described in Note 1, need to be reported.

SOUTH TEXAS RICH PROPERTIES

Supplementary Oil and Gas Information (Unaudited)

Natural Gas, Oil and NGL Reserve Quantities

Chesapeake’s petroleum engineers and independent petroleum engineering firms estimated all of Chesapeake's proved reserves as of December 31, 2022.

Proved natural gas, oil, and NGL reserves are those quantities of natural gas, oil, and NGL which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. Based on reserve reporting rules, the price is calculated using the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within the period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions. A project to extract hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. The area of the reservoir considered as proved includes: (i) the area identified by drilling and limited by fluid contacts, if any, and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible natural gas or oil on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establish a lower contact with reasonable certainty. Where direct observation from well penetrations has defined a highest known oil elevation and the potential exists for an associated natural gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities.

Developed natural gas, oil, and NGL reserves are reserves of any category that can be expected to be recovered through existing wells with existing equipment and operating methods where production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

SOUTH TEXAS RICH PROPERTIES

Supplementary Oil and Gas Information (Unaudited) – continued

Natural Gas, Oil and NGL Reserve Quantities - continued

The information provided below on the Properties' natural gas, oil, and NGL reserves is presented in accordance with regulations prescribed by the Securities and Exchange Commission. These reserve estimates are generally based upon extrapolation of historical production trends, analogy to similar properties, and volumetric calculations. Accordingly, these estimates will change as future information becomes available and as commodity prices change. These changes could be material and could occur in the near term.

Presented below is a summary of change in estimated reserves for the periods presented:

	Natural Gas	Oil	NGL	Total
	(mcf)	(Bbl)	(Bbl)	(mcfe)
December 31, 2022
Proved reserves, beginning of period	285,251,264	28,654,405	38,955,911	690,913,165
Extensions, discoveries and other additions	11,755,384	1,984,143	1,509,852	32,719,354
Revisions of previous estimates	38,966,441	2,505,226	3,523,627	75,139,561
Production	(20,909,750)	(2,637,577)	(2,645,702)	(52,609,426)
Proved reserves, end of period	315,063,339	30,506,197	41,343,688	746,162,654
Proved developed reserves:
Beginning of period	183,596,848	20,348,596	25,086,112	456,205,097
End of period	229,553,642	22,276,526	30,178,639	544,284,628
Proved undeveloped reserves:
Beginning of period	101,654,416	8,305,809	13,869,799	234,708,068
End of period	85,509,697	8,229,671	11,165,049	201,878,026
December 31, 2021
Proved reserves, beginning of period	148,585,717	18,022,345	20,648,406	380,610,225
Extensions, discoveries and other additions	82,671,630	6,466,685	10,681,462	185,560,515
Revisions of previous estimates	74,107,492	6,720,786	10,479,354	177,308,332
Production	(20,113,575)	(2,555,411)	(2,853,311)	(52,565,907)
Proved reserves, end of period	285,251,264	28,654,405	38,955,911	690,913,165
Proved developed reserves:
Beginning of period	148,585,717	18,022,345	20,648,406	380,610,225
End of period	183,596,848	20,348,596	25,086,112	456,205,097
Proved undeveloped reserves:
Beginning of period	—	—	—	—
End of period(a)	101,654,416	8,305,809	13,869,799	234,708,068
(a) As of December 31, 2022 and December 31, 2021, there were no PUDs that had remained undeveloped for five years or more.

The natural gas, oil and NGL prices used in computing the reserves as of December 31, 2022 were $6.36 per mcf, $93.67 per bbl and $43.58 per bbl, respectively, before basis differential adjustments. The natural gas, oil and NGL prices used in computing the reserves as of December 31, 2021 were $3.60 per mcf, $66.56 per bbl and $35.81 per bbl, respectively, before basis differential adjustments.

SOUTH TEXAS RICH PROPERTIES

Supplementary Oil and Gas Information (Unaudited) – continued

Standardized Measure of Discounted Cash Flows

The following summary sets forth the Properties' future net cash flows relating to proved natural gas, oil, and NGL reserves based on the standardized measure as of and for the years ended December 31, 2022 and 2021:

$ in thousands	2022	2021
Future cash inflows(a)	$5,120,415	$3,321,630
Future production costs	(1,153,162)	(805,328)
Future development costs(b)	(282,790)	(184,595)
Future income tax provisions	(743,654)	(473,873)
Future net cash flows	2,940,809	1,857,834
Less effect of a 10% discount factor	(1,462,980)	(899,630)
Standardized Measure of discounted future net cash flows	$1,477,829	$958,204
(a) Calculated using $6.36 per mcf, $93.67 per bbl of oil and $43.58 per bbl of NGL, respectively, before basis differential adjustments in 2022. Calculated using $3.60 per mcf, $66.56 per bbl of oil and $35.81 per bbl of NGL, respectively, before basis differential adjustments in 2021.

(b) Includes future plugging and abandonment costs.

$ in thousands	2022	2021
Standardized measure, beginning of period	$958,204	$192,122
Sales of natural gas and oil produced, net of production costs and gathering processing and transportation(a)	(294,365)	(201,110)
Net changes in prices and production costs	663,937	577,781
Extensions and discoveries, net of production and development costs	138,778	365,709
Changes in estimated future development costs	(86,658)	(34,445)
Previously estimated development costs incurred during the period	32,972	1,969
Revisions of previous quantity estimates	202,136	416,962
Accretion of discount	119,239	19,212
Net change in income taxes	(148,648)	(236,188)
Changes in production rates and other	(107,766)	(143,808)
Standardized Measure, end of period	$1,477,829	$958,204
(a) Production costs includes severance and ad valorem taxes.